THIRD AMENDMENT TO CONSULTING AGREEMENT


    This is the Third Amendment to the Consulting Agreement dated May 7, 1998 by and between Anthony P. Terracciano, an individual whose mailing address is 1123 3rd Avenue, Spring Lake, New Jersey 07762 ("Consultant") and American Water Works Company, Inc. (the "Company"), a Delaware corporation.

                            BACKGROUND

    Consultant and the Company entered into a consulting agreement dated May 7, 1998. Consultant has provided the consulting and advisory services requested to date by the Company. Consultant and the Company have agreed that the Company will make available to Consultant for his use an automobile and driver in exchange for a reduction in Consultant's cash compensation.

    NOW, THEREFORE, intending to be legally bound hereby, the parties agree to amend Section 4 of the Agreement in its entirety as follows:

    4. Compensation. Effective as of October 16, 1999, as compensation and consideration for such services and responsibilities under this Agreement, the Company agrees to pay Consultant and Consultant agrees to accept compensation of $125,000 annually. Such compensation shall be payable in equal, or as nearly equal as practicable, monthly installments during each month in which the Consultant provides services hereunder. In addition, the Company agrees to make available to Consultant for his use an automobile and driver.
The Company shall not be required to provide Consultant with any other payments or benefits for his services hereunder, provided that the services to be performed hereunder, and the compensation to be paid therefor, shall be in addition to Consultant's services and compensation as a member of the Board.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment.

              AMERICAN WATER WORKS COMPANY, INC.


              By:____________________________________
                      Chairman of the Board of Directors


              CONSULTANT:


              ______________________________________
              Anthony P. Terracciano

Dated:  October 1, 1999